EXHIBIT 99.1

Community West Bancshares Earns $2.3 Million in Fourth Quarter, Nonaccrual Loans Decrease 33% Compared to Prior Quarter End, Results Highlight Continued Success of Turnaround Plan

GOLETA, Calif., Jan. 29, 2013 (GLOBE NEWSWIRE) -- Community West Bancshares (Community West or the Company), (Nasdaq:CWBC), parent company of Community West Bank (Bank), today reported it earned $2.3 million in the fourth quarter of 2012 (4Q12) compared to net income of $613,000 in third quarter of 2012 (3Q12) and a net loss of $8.6 million in the fourth quarter a year ago (4Q11). For the full year, Community West reported net income of $3.2 million compared to a net loss of $10.5 million a year ago.

"Our team's success in executing our Strategic Plan on schedule allowed us to end a highly successful year with three quarters of profitability behind us and restore the Bank to stable footing," stated Martin E. Plourd, President and Chief Executive Officer. "Our 2013 focus is on addressing growth in a responsible manner that supports lending in the communities we serve and to continue to work diligently to improve asset quality and reduce problem assets."

The Company's $895,000 net reduction in the provision for loan losses in 4Q12 was primarily the result of two factors: net quarterly loan loss recoveries of $304,000 and a $17.1 million decrease in total loans held for investment as problem assets continue to be resolved. The ratio of the allowance for loan losses to total loans held for investment remained basically unchanged – 3.66% at December 31, 2012 compared to 3.65% as of September 30, 2012.

4Q12 Financial Highlights

  Nonaccrual loans declined 32.7% to $22.4 million at December 31, 2012, compared to $33.3 million at September 30, 2012.
  Net income of $2.3 million in 4Q12.
  Earnings of $0.26 per diluted share in 4Q12.
  Net interest margin continued to be strong and was 4.91% in 4Q12, compared to 4.65% in 3Q12 and 4.84% in 4Q11.
  Net real estate owned (REO) and repossessed assets, after subtracting the SBA guarantee, decreased to $1.9 million at December 31, 2012 compared to $3.8 million three months earlier and $5.6 million a year earlier.
  The total allowance for loan losses equaled 3.66% of total loans held for investment at December 31, 2012, compared to 3.65% at September 30, 2012 and 3.24% a year ago.
  Community West Bank's capital ratios continue to strengthen - Total risk-based capital ratio was 15.27% and Tier 1 leverage ratio was 10.69% at December 31, 2012, an increase compared to Total risk-based capital ratio of 13.89% and Tier 1 leverage ratio of 9.84% at September 30, 2012. The Bank's regulatory agreement requires that ratios of 12% and 9%, respectively, be maintained.

Including $263,000 of dividends and accretion on preferred stock, the net income applicable to common stockholders in 4Q12 was $2.1 million, or $0.26 per diluted share, in 4Q12 compared to net income applicable to common stockholders of $360,000, or $0.06 per diluted share, in 3Q12 and a net loss applicable to common stockholders of $8.8 million, or $1.47 per diluted share, in 4Q11. In 2012, including $1.0 million in preferred stock dividends, the net income applicable to common stockholders was $2.1 million, or $0.31 per diluted share, compared to a net loss applicable to common stockholders of $11.5 million, or $1.93 per diluted share, in 2011. Book value per common share was $6.29 at December 31, 2012, compared to $5.93 at September 30, 2012 and $5.94 at December 31, 2011.

Credit Quality

"We made exceptional progress in continuing to reduce problem assets during the fourth quarter and our credit costs continued to decline and were significantly below those of a year ago. As a result of this progress during 4Q12 and 2012 as a whole, all of our key credit quality metrics have improved and Community West's reserve levels remain substantial," said Plourd.

In the fourth quarter of 2012, $895,000 was taken as a credit to the loan loss provision. This compares to a $1.3 million provision in the preceding quarter and a $5.9 million provision in 4Q11. The loan loss provision for the year was $4.3 million compared to $14.6 million in 2011.

The allowance for loan losses totaled $14.5 million at December 31, 2012, equal to 3.66% of total loans held for investment, compared to 3.65% at September 30, 2012 and 3.24% a year ago.

Nonaccrual loans totaled $22.4 million, or 4.84% of total loans at December 31, 2012 compared to $33.3 million, or 7.0% of total loans, at September 30, 2012, and $28.7 million, or 5.23% of total loans, a year ago.

Of the $22.4 million in nonaccrual loans, $11.1 million (49.6%) were commercial real estate loans, $7.5 million, (33.6%) were manufactured housing loans, $1.4 million (6.3%) were SBA loans, $1.9 million (8.6%) were commercial loans, $269,000 (1.2%) were home equity line of credit loans and $123,000 (0.55%) were other installment loans.

REO and repossessed assets was $1.9 million at December 31, 2012 compared to $3.8 million three months earlier and $5.6 million a year earlier.

Nonaccrual loans plus net REO and repossessed assets totaled $24.3 million, or 4.57% of total assets, at December 31, 2012 compared to $37.1 million, or 6.7% of total assets, three months earlier and $34.3 million, or 5.4% of total assets, a year ago. Net recoveries totaled $304,000 in 4Q12, compared to net charge-offs of $1.7 million in 3Q12 and net charge-offs of $4.9 million in 4Q11.

Statement of Operations

Fourth quarter net interest income was $6.2 million compared to $6.1 million in 3Q12 and $7.3 million in 4Q11. In the year 2012, net interest income was $25.4 million compared to $28.3 million in 2011. The fourth quarter net interest margin improved 26 basis points to 4.91%, compared to 4.65% in 3Q12 and improved seven basis points compared to 4.84% in 4Q11. The net interest margin for the year was 4.70% compared to 4.58% in 2011 as fewer loans continue to be placed on nonaccrual in 2012. "Our net interest margin has held up as deposit costs have come down faster than loan yields," said Plourd. "However, it is possible that the margin will come under some pressure in the next few quarters as loan yields decline."

Non-interest income was $761,000 in 4Q12 compared to $1.1 million in 3Q12 and $790,000 in 4Q11. In 2012, non-interest income increased 34.2% to $4.2 million compared to $3.1 million in of 2011. The non-interest income total for the full year included $1.7 million in gains on sales of loans.

Fourth quarter operating or non-interest expenses totaled $5.5 million compared to $5.3 million in 3Q12 and $5.3 million in 4Q11. In the full year, non-interest expenses decreased 4.7% to $22.1 million compared to $23.2 million in 2011. The decrease in non-interest expenses for the full year is in part due to the improved credit metrics, which resulted in the decline in costs associated with real estate owned. Losses on sales of REO and foreclosed assets declined 58.9% to $1.0 million in 2012, compared to $2.5 million in 2011.

Balance Sheet

"We continue to let higher interest-bearing certificates of deposit run off as we focus our efforts on growing lower-cost core deposits," said Charles G. Baltuskonis, Executive Vice President and Chief Financial Officer. "This is part of our ongoing effort to strengthen the Company and its core banking strategy, on which we have been working throughout the year."

Net loans were $449.2 million at December 31, 2012 compared to $459.9 million at September 30, 2012 and $532.7 million a year ago. Commercial real estate loans outstanding were down 25.0% from year ago levels to $126.7 million at December 31, 2012 and comprise 27.3% of the total loan portfolio. Manufactured housing loans were down 6.3% from year ago levels to $177.4 million and represent 38.3% of total loans. SBA loans decreased 23.1% from a year ago to $86.0 million and represent 18.5% of the total loan portfolio and commercial loans were down 11.4% from year ago levels to $37.3 million and represent 8.0% of the total loan portfolio.

Non-interest-bearing deposit accounts increased 7.4% to $53.6 million at December 31, 2012 compared to $49.9 million at December 31, 2011. Interest-bearing accounts decreased to $269.5 million at the end of December, compared to $289.8 million a year ago. Total deposits were $434.2 million at December 31, 2012 compared to $511.3 million a year ago. Core deposits, defined as non-interest-bearing checking, interest-bearing checking, money market accounts, savings accounts and retail certificates of deposit totaled $368.9 million at December 31, 2012 compared to $396.6 million at December 31, 2011.

Total assets were $532.1 million at December 31, 2012 compared to $556.8 million at September 30, 2012, and $633.3 million a year ago. Stockholders' equity improved to $53.0 million at December 31, 2012, compared to $50.8 million at September 30, 2012 and $50.6 million at December 31, 2011.

The Company is not allowed to pay any dividends on its common or preferred stock without prior Federal Reserve Board (FRB) approval. The FRB has denied approving payment of the dividends on the preferred shares and no approval for payment of common dividends has been requested. On May 15, 2012, August 15, 2012 and November 15, 2012 the $195,000 dividend payments were due on the preferred shares. Such amounts continue to be accrued as incurred and deducted from capital.

On December 11, 2012, the U.S. Treasury sold its shares of the Company's perpetual preferred stock in a non-public offering as part of a modified Dutch auction. Such shares were all purchased by third parties unaffiliated with the Company. The Treasury continues to hold a warrant to purchase up to 521,158 shares of the Company's common stock at $4.49 per share.

Company Overview

Community West Bancshares is a financial services company with headquarters in Goleta, California. The Company is the holding company for Community West Bank, which has five full-service California branch banking offices, in Goleta, Santa Barbara, Santa Maria, Ventura and Westlake Village. The principal business activities of the Company are Relationship banking, Mortgage lending and SBA lending.

Safe Harbor Disclosure

This release contains forward-looking statements that reflect management's current views of future events and operations. These forward-looking statements are based on information currently available to the Company as of the date of this release. It is important to note that these forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including, but not limited to, the ability of the Company to implement its strategy and expand its lending operations.

COMMUNITY WEST BANCSHARES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in 000's, except per share data)

	Three Months Ended			Twelve Months Ended
	December 31, 2012	September 30, 2012	December 31, 2011	December 31, 2012	December 31, 2011

Interest income
Loans	$ 7,254	$ 7,324	$ 9,026	$ 30,490	$ 35,435
Investment securities and other	188	188	252	819	1,077
Total interest income	7,442	7,512	9,278	31,309	36,512
Interest expense
Deposits	842	970	1,395	4,130	5,951
Other borrowings and convertible debentures	434	433	555	1,819	2,299
Total interest expense	1,276	1,403	1,950	5,949	8,250
Net interest income	6,166	6,109	7,328	25,360	28,262
Provision for loan losses	(895)	1,293	5,940	4,281	14,591
Net interest income after provision for loan losses	7,061	4,816	1,388	21,079	13,671
Non-interest income
Other loan fees	277	302	394	1,124	1,380
Gain on loan sales	139	366	99	1,660	370
Other	345	389	297	1,435	1,394
Total non-interest income	761	1,057	790	4,219	3,144
Non-interest expenses
Salaries and employee benefits	3,026	2,899	2,921	11,552	11,816
Occupancy and equipment expenses	464	451	483	1,829	1,969
FDIC assessment	296	311	216	1,342	957
Professional services	491	372	301	1,484	1,058
Loss on sale and write-down of foreclosed real estate and repossessed assets	71	189	514	1,040	2,533
Other operating expenses	1,142	1,038	879	4,878	4,890
Total non-interest expenses	5,490	5,260	5,314	22,125	23,223
Income (loss) before income taxes	2,332	613	(3,136)	3,173	(6,408)
Provision for income taxes	--	--	5,417	--	4,077

NET INCOME (LOSS)	$ 2,332	$ 613	$ (8,553)	$ 3,173	$ (10,485)

Dividends and accretion on preferred stock	263	253	262	1,046	1,047

NET INCOME (LOSS) APPLICABLE TO COMMON STOCKHOLDERS
	$ 2,069	$ 360	$ (8,815)	$ 2,127	$ (11,532)

Earnings (loss) per common share:
Basic	$ 0.35	$ 0.06	$ (1.47)	$ 0.36	$ (1.93)
Diluted	$ 0.26	$ 0.06	$ (1.47)	$ 0.31	$ (1.93)

COMMUNITY WEST BANCSHARES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in 000's, except per share data)

	December 31, 2012	September 30, 2012	December 31, 2011

Cash and cash equivalents	$ 27,891	$ 32,306	$ 22,572
Interest-earning deposits in other financial institutions	3,653	3,890	347
Investment securities	24,040	24,823	38,923
Loans:
Commercial	37,266	34,291	42,058
Commercial real estate	126,676	137,230	168,812
SBA	85,957	88,257	111,786
Manufactured housing	177,391	180,105	189,331
Single family real estate	9,945	9,953	11,789
HELOC	17,852	19,018	20,719
Consumer	355	406	312
Mortgage loans held for sale	8,223	5,733	3,179
Total loans	463,665	474,993	547,986

Loans, net
Held for sale	68,694	62,894	77,303
Held for investment	394,971	412,099	470,683
Less: Allowance	(14,464)	(15,055)	(15,270)
Net held for investment	380,507	397,044	455,413
NET LOANS	449,201	459,938	532,716

Other assets	27,316	35,839	38,790

TOTAL ASSETS	$ 532,101	$ 556,796	$ 633,348

Deposits
Non-interest-bearing	$ 53,605	$ 54,466	$ 49,894
Interest-bearing	269,466	274,894	289,796
Savings	16,351	16,443	19,429
CDs over 100K	80,710	98,362	128,254
CDs under 100K	14,088	15,801	23,889
Total Deposits	434,220	459,966	511,262
Other borrowings	41,852	41,852	68,852
Other liabilities	2,980	4,165	2,608
TOTAL LIABILITIES	479,052	505,983	582,722

Stockholders' equity	53,049	50,813	50,626

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 532,101	$ 556,796	$ 633,348

Shares outstanding	5,995	5,990	5,990

Book value per common share	$ 6.29	$ 5.93	$ 5.94

ADDITIONAL FINANCIAL INFORMATION
(Dollars in thousands except per share amounts)(Unaudited)
	Quarter Ended	Quarter Ended	Quarter Ended	Twelve Months Ended
PERFORMANCE MEASURES AND RATIOS	Dec. 31, 2012	Sep. 30, 2012	Dec. 31, 2011	Dec. 31, 2012	Dec. 31, 2011
Return on average common equity	25.52%	6.89%	-77.06%	8.85%	-22.39%
Return on average assets	1.71%	0.43%	-5.36%	0.55%	-1.60%
Efficiency ratio	79.26%	73.40%	65.46%	74.80%	73.94%
Net interest margin	4.91%	4.65%	4.84%	4.70%	4.58%

	Quarter Ended	Quarter Ended	Quarter Ended	Twelve Months Ended
AVERAGE BALANCES	Dec. 31, 2012	Sep. 30, 2012	Dec. 31, 2011	Dec. 31, 2012	Dec. 31, 2011
Average assets	$ 544,847	$ 564,609	$ 637,790	$ 580,964	$ 653,822
Average earning assets	499,855	522,819	600,180	539,927	617,042
Average total loans	466,401	484,944	554,759	500,273	570,684
Average deposits	447,827	469,236	512,661	479,315	519,772
Average equity (including preferred stock)	51,844	50,796	59,428	51,054	61,759
Average common equity (excluding preferred stock)	36,545	35,564	44,397	35,861	46,828

EQUITY ANALYSIS	Dec. 31, 2012	Sep. 30, 2012	Dec. 31, 2011
Total equity	$ 53,049	$ 50,813	$ 50,626
Less: senior preferred stock	15,341	15,275	15,074
Total common equity	$ 37,708	$ 35,538	$ 35,552

Common stock outstanding	5,995	5,990	5,990
Book value per common share	$ 6.29	$ 5.93	$ 5.94

ASSET QUALITY	Dec. 31, 2012	Sep. 30, 2012	Dec. 31, 2011
Nonaccrual loans	$ 22,425	$ 33,320	$ 28,670
Nonaccrual loans/total loans	4.84%	7.01%	5.23%
REO and repossessed assets	$ 1,889	$ 3,761	$ 6,701
Less: SBA-guaranteed amounts	0	0	$ 1,099

Net REO and repossessed assets	$ 1,889	$ 3,761	$ 5,602
Nonaccrual loans plus net REO	24,314	37,081	$ 34,272
Nonaccrual loans plus net REO/total assets	4.57%	6.66%	5.41%
Net loan charge-offs in the quarter	$ (304)	$ 1,684	$ 4,919
Net charge-offs in the quarter/total loans	-0.07%	0.35%	0.90%

Allowance for loan losses	$ 14,464	$ 15,055	$ 15,270
Plus: Reserve for undisbursed loan commitments	102	127	356
Total allowance for credit losses	$ 14,566	$ 15,182	$ 15,626
Total allowance for loan losses/total loans held for investment	3.66%	3.65%	3.24%
Total allowance for loan losses/nonaccrual loans	64.50%	45.18%	53.26%

Community West Bancshares
Tier 1 leverage ratio	9.72%	8.98%	7.91%
Tier 1 risk-based capital ratio	12.81%	11.59%	10.08%
Total risk-based capital ratio	15.98%	14.66%	12.92%

Community West Bank
Tier 1 leverage ratio	10.69%	9.84%	8.26%
Tier 1 risk-based capital ratio	13.99%	12.62%	10.53%
Total risk-based capital ratio	15.27%	13.89%	11.80%

INTEREST SPREAD ANALYSIS	Dec. 31, 2012	Sep. 30, 2012	Dec. 31, 2011
Yield on interest-bearing deposits	0.85%	0.93%	1.20%
Yield on total loans	6.19%	6.01%	6.45%
Yield on investments	2.55%	2.22%	2.24%
Yield on earning assets	5.92%	5.72%	6.13%

Cost of deposits	0.75%	0.82%	1.08%
Cost of FHLB advances	2.94%	2.93%	2.39%
Cost of interest-bearing liabilities	1.17%	1.22%	1.46%
CONTACT: Charles G. Baltuskonis, EVP & CFO
         805.692.5821
         www.communitywestbank.com